NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Third Quarter 2011 Earnings

HAMILTON, Bermuda – October 26, 2011 -- Everest Re Group, Ltd. (NYSE: RE) reported third quarter 2011 after-tax operating income1, which excludes net realized capital gains and losses, of $146.7 million, or $2.70 per diluted common share, compared to after-tax operating income1 of $149.3 million, or $2.67 per diluted common share, in the third quarter of 2010. Net income, including net realized capital gains and losses, was $63.1 million, or $1.16 per diluted common share, for the third quarter of 2011 compared to $174.2 million, or $3.11 per diluted common share, for the same period last year.

For the nine months ended September 30, 2011, the after-tax operating loss1 was $42.9 million, or $0.79 per common share, compared to net operating income of $260.3 million or $4.50 per diluted common share, for the first nine months of 2010. Including net realized capital gains and losses, the net loss was $121.5 million, or $2.24 per common share, for the first nine months of 2011, compared to net income of $308.2 million, or $5.33 per diluted common share, for the same period in 2010.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “We are pleased to have generated operating income of $147 million for the quarter, driven by both strong underwriting results, with a combined ratio of 95.6%, and solid investment earnings, which were up 11% over last year. We expect property reinsurance rates to continue to rise into 2012 in response to 2011 catastrophe losses. We will continue to reposition our portfolio to respond to market opportunities.”

Operating highlights for the third quarter of 2011 included the following:

•
Gross written premiums were $1.13 billion, a decrease of 3% compared to the same period in 2010. Excluding the impact of foreign exchange and reinstatement premiums, gross written premiums were down 6% for the quarter.

•
Pre-tax catastrophe losses, net of reinstatement premiums, were $119.4 million in the current quarter compared to $89.4 million in the third quarter of 2010. The current quarter losses include $35 million for Hurricane Irene with the remainder primarily attributable to increased loss estimates on first quarter events, specifically the earthquakes in Japan and New Zealand. Recent commentary provided to the market, in general, by large cedants and brokers in these regions continue to indicate higher than anticipated loss costs for these events.

•	The current quarter loss ratio and combined ratio were 69.0% and 95.6%, respectively, compared to 67.7% and 95.9%, respectively, in 2010.
•	Net investment income was $156.5 million, an increase of 11% when compared to last year’s third quarter.
•
Net after-tax realized capital losses totaled $83.6 million for the quarter, due, in large part, to after-tax fair value adjustments on the equity portfolio. This compares to net after-tax realized capital gains of $24.9 million in the same period last year.

•	Cash flow from operations was $207.9 million for the quarter compared to $297.8 million for the same period in 2010.
•	For the quarter, the annualized after-tax operating income1 return on average adjusted shareholders’ equity2 was 10.3% compared to 10.6% in 2010.
•
During the quarter, the Company repurchased 597,006 of its common shares at an average price of $78.08 and a total cost of $46.6 million. Subsequent to the quarter, the Company repurchased an additional 105,000 of its common shares. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 2.3 million shares available.

•
Shareholders’ equity ended the quarter at $6.1 billion, a decrease of 3% from the $6.3 billion at December 31, 2010. Book value per share was $113.26 as of September 30, 2011 compared to $115.45 at December 31, 2010.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the third quarter results will be held at 10:30 a.m. Eastern Time on October 27, 2011. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) and after-tax gain on debt repurchase as the following reconciliation displays:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(Dollars in thousands, except per share amounts)	2011		2010		2011		2010
		(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$63,054	$1.16	$174,200	$3.11	$(121,528)	$(2.24)	$308,221	$5.33
After-tax net realized capital gains (losses)	(83,619)	(1.54)	24,930	0.45	(78,612)	(1.45)	47,930	0.83

After-tax operating income (loss)	$146,673	$2.70	$149,270	$2.67	$(42,916)	$(0.79)	$260,291	$4.50

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2011	2010	2011	2010
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,044,338	$997,265	$3,095,619	$2,914,466
Net investment income	156,465	141,368	493,788	468,598
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(1,050)	(2,892)	(15,817)	(2,892)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	(136,621)	41,187	(114,543)	72,212
Total net realized capital gains (losses)	(137,671)	38,295	(130,360)	69,320
Net derivative gain (loss)	(23,427)	(552)	(19,273)	(19,802)
Other income (expense)	(14,911)	1,714	(31,744)	14,851
Total revenues	1,024,794	1,178,090	3,408,030	3,447,433

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	720,711	674,787	2,706,276	2,225,591
Commission, brokerage, taxes and fees	227,969	237,473	701,800	686,628
Other underwriting expenses	49,437	44,337	140,290	125,028
Corporate expenses	4,204	3,917	11,922	12,379
Interest, fees and bond issue cost amortization expense	13,085	13,138	39,199	42,796
Total claims and expenses	1,015,406	973,652	3,599,487	3,092,422

INCOME (LOSS) BEFORE TAXES	9,388	204,438	(191,457)	355,011
Income tax expense (benefit)	(53,666)	30,238	(69,929)	46,790

NET INCOME (LOSS)	$63,054	$174,200	$(121,528)	$308,221
Other comprehensive income (loss), net of tax	(57,457)	192,725	70,688	287,553

COMPREHENSIVE INCOME (LOSS)	$5,597	$366,925	$(50,840)	$595,774

EARNINGS PER COMMON SHARE:
Basic	$1.16	$3.12	$(2.24)	$5.35
Diluted	1.16	3.11	(2.24)	5.33
Dividends declared	0.48	0.48	1.44	1.44

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2011	2010
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$12,154,232	$12,450,469
(amortized cost: 2011, $11,618,929; 2010, $12,011,336)
Fixed maturities - available for sale, at fair value	120,597	180,482
Equity securities - available for sale, at market value (cost: 2011, $457,075; 2010, $363,283)	435,699	363,736
Equity securities - available for sale, at fair value	1,138,670	721,449
Short-term investments	834,871	785,279
Other invested assets (cost: 2011, $586,142; 2010, $603,681)	586,142	605,196
Cash	443,706	258,408
Total investments and cash	15,713,917	15,365,019
Accrued investment income	129,805	148,990
Premiums receivable	1,009,653	844,832
Reinsurance receivables	589,320	684,718
Funds held by reinsureds	271,691	379,616
Deferred acquisition costs	362,741	383,769
Prepaid reinsurance premiums	83,954	133,007
Deferred tax asset	198,692	149,101
Federal income taxes recoverable	146,668	147,988
Other assets	229,147	170,931
TOTAL ASSETS	$18,735,588	$18,407,971

LIABILITIES:
Reserve for losses and loss adjustment expenses	$9,979,984	$9,340,183
Future policy benefit reserve	61,971	63,002
Unearned premium reserve	1,380,937	1,455,219
Funds held under reinsurance treaties	1,971	99,213
Commission reserves	37,818	45,936
Other net payable to reinsurers	32,150	47,519
Revolving credit borrowings	-	50,000
5.4% Senior notes due 10/15/2014	249,847	249,812
6.6% Long term notes due 5/1/2067	238,353	238,351
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	12,092	4,793
Equity index put option liability	77,740	58,467
Other liabilities	240,987	142,062
Total liabilities	12,643,747	12,124,454

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2011) 66,403
and (2010) 66,017 outstanding before treasury shares	664	660
Additional paid-in capital	1,884,492	1,863,031
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $127,236 at 2011 and $102,868 at 2010	402,946	332,258
Treasury shares, at cost; 12,614 shares (2011) and 11,589 shares (2010)	(1,065,719)	(981,480)
Retained earnings	4,869,458	5,069,048
Total shareholders' equity	6,091,841	6,283,517
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$18,735,588	$18,407,971

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2011	2010	2011	2010
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$63,054	$174,200	$(121,528)	$308,221
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(6,371)	76,794	(159,868)	71,659
Decrease (increase) in funds held by reinsureds, net	(22,036)	(10,024)	17,452	(23,609)
Decrease (increase) in reinsurance receivables	89,855	(17,392)	107,610	(79,683)
Decrease (increase) in deferred tax asset	(75,216)	29,324	(73,558)	24,260
Decrease (increase) in prepaid reinsurance premiums	10,126	(17,459)	49,472	(30,147)
Increase (decrease) in reserve for losses and loss adjustment expenses	(115,014)	8,642	578,371	458,032
Increase (decrease) in future policy benefit reserve	(638)	(220)	(1,032)	(789)
Increase (decrease) in unearned premiums	34,686	106,215	(79,001)	119,472
Change in equity adjustments in limited partnerships	(16,439)	1,026	(67,053)	(31,229)
Change in other assets and liabilities, net	94,111	(34,701)	118,058	(4,437)
Non-cash compensation expense	5,295	4,799	12,953	11,929
Amortization of bond premium (accrual of bond discount)	8,814	14,850	34,384	36,189
Amortization of underwriting discount on senior notes	12	12	36	65
Net realized capital (gains) losses	137,671	(38,295)	130,360	(69,320)
Net cash provided by (used in) operating activities	207,910	297,771	546,656	790,613

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	537,715	424,326	1,348,380	1,207,491
Proceeds from fixed maturities matured/called - available for sale, at fair value	-	-	12,775	-
Proceeds from fixed maturities sold - available for sale, at market value	487,973	122,884	1,355,653	846,346
Proceeds from fixed maturities sold - available for sale, at fair value	12,512	10,689	62,632	19,301
Proceeds from equity securities sold - available for sale, at market value	1	3	27,207	715
Proceeds from equity securities sold - available for sale, at fair value	61,080	14,899	154,747	87,641
Distributions from other invested assets	15,923	21,154	143,017	51,514
Cost of fixed maturities acquired - available for sale, at market value	(756,432)	(366,121)	(2,293,760)	(2,327,744)
Cost of fixed maturities acquired - available for sale, at fair value	(9,801)	(56,938)	(25,025)	(80,618)
Cost of equity securities acquired - available for sale, at market value	(4,772)	(857)	(120,583)	(2,283)
Cost of equity securities acquired - available for sale, at fair value	(342,567)	(23,927)	(684,867)	(104,344)
Cost of other invested assets acquired	(5,730)	(16,019)	(57,832)	(53,097)
Cost of businesses acquired	-	-	(63,100)	-
Net change in short-term investments	(51,333)	(208,162)	(48,616)	83,735
Net change in unsettled securities transactions	(11,755)	(22,855)	35,446	(34,050)
Net cash provided by (used in) investing activities	(67,186)	(100,924)	(153,926)	(305,393)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	951	600	8,508	1,449
Purchase of treasury shares	(46,628)	(99,729)	(84,239)	(346,840)
Revolving credit borrowings	(40,000)	(50,000)	(50,000)	83,000
Net cost of senior notes maturing	-	-	-	(200,000)
Dividends paid to shareholders	(25,936)	(26,574)	(78,062)	(82,414)
Net cash provided by (used in) financing activities	(111,613)	(175,703)	(203,793)	(544,805)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,072	(11,457)	(3,639)	13,127

Net increase (decrease) in cash	32,183	9,687	185,298	(46,458)
Cash, beginning of period	411,523	191,453	258,408	247,598
Cash, end of period	$443,706	$201,140	$443,706	$201,140

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$6,627	$(877)	$(5,919)	$(36,715)
Interest paid	5,607	5,660	31,385	40,021

Non-cash transaction:
Net assets acquired and liabilities assumed from business acquisitions	-	-	19,130	-